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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                    FORM 8-A
                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                THE FRONTIER FUND
             (exact name of registrant as specified in its charter)

      Delaware                                             38-6815533
(State of Incorporation)                       (IRS Employer Identification No.)

                         1660 Lincoln Street, Suite 100
                             Denver, Colorado 80264
           (Address of Principal Executive offices including Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box [ ].

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [X].

        Securities to be registered pursuant to Section 12(b) of the Act

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act

                                Balanced Series-1
                                Balanced Series-2
                                 Graham Series-1
                                 Graham Series-2
                                 Beach Series-1
                                 Beach Series-2
                            Campbell/Graham Series-1
                            Campbell/Graham Series-2
                            C-View Currency Series-1
                            C-View Currency Series-2
                                  Dunn Series-1
                                  Dunn Series-2
                                (Title of class)

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ITEM I. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are (1) the units of beneficial interest (the "Units") in The Frontier Fund (the "Trust") designated as Balanced Series-1 Units (the "Balanced Series-1 Units"), (2) the Units designated as Balanced Series-2 Units (the "Balanced Series-2 Units" and, collectively with the Balanced Series-1 Units, the "Balanced Series Units"), (3) the Units designated as Graham Series-1 Units (the "Graham Series-1 Units"), (4) the Units designated as Graham Series-2 Units (the "Graham Series-2 Units" and, collectively with the Graham Series-1 Units, the "Graham Series Units"), (5) the Units designated as Beach Series-1 Units (the "Beach Series-1 Units"), (6) the Units designated as Beach Series-2 Units (the "Beach Series-2 Units" and, collectively with the Beach Series-1 Units, the "Beach Series Units"), (7) the Units designated as Campbell/Graham Series-1 Units (the "Campbell/Graham Series-1 Units"), (8) the Units designated as Campbell/Graham Series-2 Units (the "Campbell/Graham Series-2 Units" and, collectively with the Campbell/Graham Series-1 Units, the "Campbell/Graham Series Units"), (9) the Units designated as C-View Currency Series-1 Units (the "C-View Currency Series-1 Units"), (10) the Units designated as C-View Currency Series-2 Units (the "C-View Currency Series-2 Units" and, collectively with the C-View Currency Series-1 Units, the "C-View Currency Series Units"), (11) the Units designated as Dunn Series-1 Units (the "Dunn Series-1 Units"), and (12) the Units designated as Dunn Series-2 Units (the "Dunn Series-2 Units" and, collectively with the Dunn Series-1 Units, the "Dunn Series Units"). The Description of the Balanced Series Units, Graham Series Units, Beach Series Units, Campbell/Graham Series Units, C-View Currency Series Units and Dunn Series Units contained in the Registration Statement on Form S-1 (Registration No. 333-119596) of the Trust, filed with the Securities and Exchange Commission on October 7, 2004, as amended by Pre-Effective Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on January 7, 2005, and as further amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description(s) and that are subsequently filed by the Trust are hereby incorporated herein by reference.

ITEM 2. EXHIBITS.

--------------------------------------------------------------------------------
EXHIBIT NO.                             DESCRIPTION
--------------------------------------------------------------------------------
    4.1 Declaration of Trust and Amended and Restated Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A)*
--------------------------------------------------------------------------------
    4.2       Form of Subscription Agreement (annexed to the Prospectus as
              Exhibit B)*
--------------------------------------------------------------------------------
    4.3       Form of Exchange Request (annexed to the Prospectus as Exhibit C)*
--------------------------------------------------------------------------------
    4.4       Form of Request for Redemption (annexed to
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
              the Prospectus as Exhibit D)*
--------------------------------------------------------------------------------
    4.5 Form of Request for Additional Subscription (annexed to the Prospectus as Exhibit E)*
--------------------------------------------------------------------------------
    4.6 Form of Application for Transfer of Ownership / Re-registration Form (annexed to the Prospectus as Exhibit F)*
--------------------------------------------------------------------------------
    4.7       Form of Privacy Notice (annexed to the Prospectus as Exhibit G)*
--------------------------------------------------------------------------------

* Previously filed as like-numbered exhibit to the pre-effective amendment to Registration Statement No. 333-119596 and incorporated by reference herein.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 2005                   The Frontier Fund
                                       -----------------------------------------
                                       (Registrant)


Date: April 29, 2005                   By: /s/ Richard E. Bornhoft
                                           -------------------------------------
                                           Richard E. Bornhoft
                                           President and Chief Executive Officer
                                           of Equinox Fund Management, LLC, the
                                           Managing Owner of The Frontier Fund